NEWS RELEASE for April 2, 2007 at 8:30 AM EST

Kayla Castle
Investor Relations Manager
Palomar Medical Technologies, Inc.
781-993-2411
ir@palomarmedical.com

ALMA ADMITS INFRINGEMENT AND VALIDITY OF PALOMAR PATENTS
AND AGREES TO CHANGE TRADE DRESS
Alma to pay 11.0% for past patent and trade dress infringement

        BURLINGTON, MA (April 2, 2007) … Palomar Medical Technologies Inc (Nasdaq:PMTI) announced today the resolution of its on-going patent infringement and trade dress infringement lawsuit against Alma Lasers, Inc. Palomar accused Alma’s Harmony, Soprano, Soprano XL and Sonata Systems of infringing U.S. Patent Nos. 5,735,844 and 5,595,568 (the “Patents”). Palomar has an exclusive license to these patents from the General Hospital Corporation in Boston, Massachusetts. Palomar also accused Alma’s Harmony System of infringing the distinctive trade dress of Palomar’s StarLux System.

        Alma has admitted to the infringement, validity and enforceability of the Patents and has agreed not to challenge them in the future. Alma has also agreed to change the trade dress of the Harmony and Aria Systems within the next six to nine months.

        Alma will pay Palomar a 9.5% patent royalty plus interest on prior sales of their laser and lamp based hair removal systems beginning with their initial sales in 2003 and a 1.5% trade dress fee plus interest on prior sales of their Harmony and Aria systems. Those amounts will be determined based on an audit by an independent auditor that will be conducted over the next few months, and Palomar will recognize those amounts only after they are determined as part of that audit. In addition, Alma will pay Palomar for its legal costs incurred during the lawsuit. From March 28, 2007 through December 31, 2007, Alma will pay Palomar an 8.5% patent royalty and, beginning on January 1, 2008, Alma will pay Palomar a 7.5% patent royalty on future sales of current and any new light-based hair removal systems. The terms are in accordance with Palomar’s standard license terms including combination systems that include multiple light sources for hair removal and other applications.

        Patricia Davis, Senior Vice President and General Counsel of Palomar, commented “The resolution of this lawsuit against Alma as well as the resolution last spring of the lawsuits against Cutera demonstrate the strength of Palomar’s patent portfolio. As in the past, when forced to litigate, we will seek higher royalties than when competitors take a license on a voluntary basis. As we announced on November 7, 2006, our license agreement with Cynosure was on more favorable terms simply because we were not forced to sue Cynosure prior to executing the license. We have notified our unlicensed competitors that for now Palomar remains willing to offer licenses. Our willingness and the rates of such licenses, however, may change as competitors continue to wait for us to sue them for patent infringement.”

        Joseph P. Caruso, President and Chief Executive Officer of Palomar, commented, “This favorable resolution with Alma so early in this litigation further substantiates the strength of these patents. Palomar pioneered the cosmetic light based industry with the first high-powered light-based hair removal system in 1997. Since then, this industry has become one of the fastest-growing segments in the medical industry with hair removal procedures being the most popular cosmetic light-based procedure performed today. Many companies have taken advantage of this high growth by offering products covered by patents controlled by Palomar, and we intend to continue to enforce our intellectual property. This strategy provides significant financial benefit to Palomar and its shareholders.”

        Mr. Caruso continued, “We were also able to force Alma to change the look of their products on a worldwide basis. Over the past few years the market has confused their products with ours and Alma has been able to sell their product based on the reputation of Palomar. Our sales and marketing group will now be free to address the growing market for light-based aesthetic products without this confusion.”

        Under Palomar’s license agreement with the General Hospital Corporation, Palomar will pay to the General Hospital Corporation 40% of all payments from Alma excluding Palomar’s legal costs and the trade dress fees.

        For more information, please see the Settlement Agreement, the Non-Exclusive Patent License Agreement, the Trade Dress Settlement Agreement, the Consent Judgments and Stipulations of Dismissal filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to a Current Report on Form 8-K filed today.

About Palomar Medical Technologies, Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. On December 8, 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home use, light-based hair removal device. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light- based technology for introduction to the mass markets. Palomar has an agreement with The Gillette Company to develop and potentially commercialize a patented home-use, light-based hair removal device for women. Palomar also has an agreement with Johnson & Johnson Consumer Companies to develop and potentially commercialize home-use, light-based devices for reducing or reshaping body fat including cellulite, reducing the appearance of skin aging, and reducing or preventing acne.

For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including but not limited to statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2006 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.